UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

MICROS SYSTEMS, INC
(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MICROS Systems, Inc. (the “Company”) held its annual meeting of shareholders on November 16, 2012. The proposals submitted to a vote of the shareholders and the final results of the voting on each proposal are set forth below:

1.   Election of Directors - The shareholders elected the following nominees to serve on the Board of Directors for one year terms and until their respective successors are duly elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
A.L. Giannopoulos	70,854,729	1,077,420	4,813,564
Louis M. Brown, Jr.	71,151,763	780,386	4,813,564
B. Gary Dando	71,852,023	80,126	4,813,564
F. Suzanne Jenniches	69,265,948	2,666,201	4,813,564
John G. Puente	59,842,928	12,089,221	4,813,564
Dwight S. Taylor	68,982,231	2,949,918	4,813,564

2.   Ratification of Appointment of Independent Registered Public Accounting Firm - The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year by the following vote:

For	76,380,395
Against	324,398
Abstain	40,920

3.   Amendment to the 1991 Stock Option Plan - The shareholders approved an amendment to the Company’s 1991 Stock Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the plan by the following vote.

For	67,402,431
Against	4,487,303
Abstain	42,415
Broker Non-Votes	4,813,564

4.   Advisory Vote on Compensation of the Named Executive Officers - The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote.

For	65,969,050
Against	4,370,878
Abstain	1,592,221
Broker Non-Votes	4,813,564

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012

MICROS Systems, Inc.
(Registrant)

By: /s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer